Exhibit 99.1

Lifeloc Reports Second Quarter 2019 Results

WHEAT RIDGE, Colo., August 7, 2019 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights

Lifeloc posted quarterly net revenue of $2.34 million resulting in quarterly net income after taxes of $219 thousand, or $0.09 per diluted share. These results compare to net revenue of $2.13 million and quarterly net income of $78 thousand, or $0.03 per diluted share in the second quarter of 2018. Gross margin on total revenue grew to 49% versus 47% in the same quarter last year. Revenue for the quarter increased nearly 10% versus the second quarter last year. For the first six months of the 2019, net revenue was $4.41 million and net income was $250 thousand, versus revenue of $4.33 million and net income of $89 thousand for the same period last year ($0.10 vs. $0.04 per diluted share).

The second quarter performance benefited from the release and shipments of the second generation of our patent protected EasyCal® automated calibration station. This updated calibration station has expanded capabilities to calibrate our entire line of professional breathalyzers as well as RFID (Radio Frequency Identification) registration of calibration standards to further automate the process, representing a further advance of an already unique product.

“It was a strong quarter, both in top line revenue growth and bottom line earnings,” said CEO Dr. Wayne Willkomm. He added, “It is great to see revenue growth and a good profit number. Both reflect the hard work that we have accomplished over the last number of years. But we are not satisfied, and we intend to continue heavy investment into our brightest growth opportunities, especially alcohol monitoring and real-time drug detection with SpinDx, the lab on a disc and the marijuana breathalyzer.”

Alcohol monitoring is accomplished through our R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) device, which is a tool to supervise offenders as an alternative to incarceration. The R.A.D.A.R. device calls for random alcohol tests, and stores the results for later retrieval by the probation officer, while onboard biometrics automatically verify the identity of the test subject,. The second generation R.A.D.A.R. devices are in development with production expected later this year. R.A.D.A.R. devices and their associated monitoring services are a critical step in moving our business towards a recurring revenue model.

The brightest growth opportunity consists of our developments in real-time drug testing, including the marijuana breathalyzer and a rapid panel analysis of such drugs as heroin, cocaine, meth and others, with the SpinDx platform. Getting rapid, quantitative results for drugs of abuse, including marijuana, is a critical tool needed by law enforcement to ensure safety on our roads and in the workplace. We have demonstrated SpinDx to perform trace analysis from liquid and vapor samples in the laboratory. Our work ahead is to complete the conversion of SpinDx from a laboratory test to simple-to-operate devices ready for deployment in the field.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Sarah Struble
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

ASSETS
	June 30, 2019	December 31,
CURRENT ASSETS:	(Unaudited)	2018
Cash and cash equivalents	$2,535,108	$2,788,327
Accounts receivable, net	905,762	675,136
Inventories, net	1,946,047	1,290,607
Income taxes receivable	—	90,629
Prepaid expenses and other	129,581	35,155
Total current assets	5,516,498	4,879,854

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,941,414	1,928,795
Real-time Alcohol Detection And Reporting equipment and software	569,448	569,448
Production equipment and software	911,454	800,569
Training courses	432,375	432,375
Office equipment and software	246,946	241,836
Sales and marketing equipment	219,797	219,797
Research and development equipment and software	159,810	159,810
Less accumulated depreciation	(1,849,978)	(1,649,203)
Total property and equipment, net	2,949,198	3,021,359

OTHER ASSETS:
Patents, net	151,739	158,147
Deposits and other	77,569	140,452
Deferred taxes	87,485	79,869
Total other assets	316,793	378,468

Total assets	$8,782,489	$8,279,681

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$453,543	$343,783
Term loan payable, current portion	43,951	43,207
Customer deposits	139,595	19,265
Accrued expenses	275,682	250,912
Deferred revenue, current portion	59,526	44,218
Reserve for warranty expense	40,000	40,000
Total current liabilities	1,012,297	741,385

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,346,989	1,369,347

DEFERRED REVENUE, net of current portion	9,561	8,212
Total liabilities	2,368,847	2,118,944

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,600,867	4,597,646
Retained earnings	1,812,775	1,563,091
Total stockholders' equity	6,413,642	6,160,737

Total liabilities and stockholders' equity	$8,782,489	$8,279,681

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Three Months Ended June 30,
REVENUES:	2019	2018
Product sales	$2,166,634	$2,013,790
Royalties	150,146	96,358
Rental income	20,942	19,101
Total	2,337,722	2,129,249

COST OF SALES	1,182,588	1,133,779

GROSS PROFIT	1,155,134	995,470

OPERATING EXPENSES:
Research and development	243,369	253,229
Sales and marketing	315,539	330,657
General and administrative	295,618	296,124
Total	854,526	880,010

OPERATING INCOME	300,608	115,460

OTHER INCOME (EXPENSE):
Interest income	7,850	4,253
Interest expense	(14,468)	(17,374)
Total	(6,618)	(13,121)

NET INCOME BEFORE PROVISION FOR TAXES	293,990	102,339

(PROVISION FOR) FEDERAL AND STATE INCOME TAXES	(75,270)	(24,210)

NET INCOME	$218,720	$78,129

NET INCOME PER SHARE, BASIC	$0.09	$0.03

NET INCOME PER SHARE, DILUTED	$0.09	$0.03

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,459,221

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Six Months Ended June 30,
	2019	2018
REVENUES:
Product sales	$4,136,735	$4,136,033
Royalties	222,984	161,423
Rental income	46,764	33,702
Total	4,406,483	4,331,158

COST OF SALES	2,319,147	2,335,525

GROSS PROFIT	2,087,336	1,995,633

OPERATING EXPENSES:
Research and development	489,168	591,555
Sales and marketing	631,922	666,058
General and administrative	620,793	593,457
Total	1,741,883	1,851,070

OPERATING INCOME	345,453	144,563

OTHER INCOME (EXPENSE):
Interest income	17,272	6,437
Interest expense	(28,891)	(32,088)
Total	(11,619)	(25,651)

NET INCOME BEFORE PROVISION FOR TAXES	333,834	118,912

PROVISION FOR FEDERAL AND STATE INCOME TAXES	(84,150)	(29,583)

NET INCOME	$249,684	$89,329

NET INCOME PER SHARE, BASIC	$0.10	$0.04

NET INCOME PER SHARE, DILUTED	$0.10	$0.04

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,459,697

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2019	2018
Net income	$249,684	$89,329
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation and amortization	207,725	226,007
Provision for doubtful accounts, net change	—	1,000
Provision for inventory obsolescence, net change	7,500	32,500
Deferred taxes, net change	(7,616)	(10,405)
Stock based compensation expense related to
stock options	3,221	8,734
Changes in operating assets and liabilities-
Accounts receivable	(230,626)	(67,423)
Inventories	(662,940)	(129,781)
Income taxes receivable	90,629	39,988
Prepaid expenses and other	(94,426)	(62,504)
Deposits and other	62,883	253,893
Accounts payable	109,760	32,511
Customer deposits	120,330	(33,711)
Accrued expenses	24,770	(65,885)
Deferred revenue	16,657	(743)
Net cash provided from (used in)
operating activities	(102,449)	313,510

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(128,614)	(373,368)
Net cash (used in) investing activities	(128,614)	(373,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(22,156)	(21,293)
Net cash (used in) financing
activities	(22,156)	(21,293)

NET (DECREASE) IN CASH	(253,219)	(81,151)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,788,327	2,669,455

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,535,108	$2,588,304

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$28,349	$29,828

Cash paid for income tax	$—	$—